FORM 8-A


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                     INTERNATIONAL SHIPHOLDING CORPORATION
              (Exact name of Registrant as specified in its charter)


              Delaware                                 36-2989662
(State of incorporation or organization)  (I.R.S. Employer Identification No.)


                              650 Poydras Street
                         New Orleans, Louisiana 70130
              (Address of principal executive offices) (Zip Code)


          Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                  Name of each exchange on which
         to be so registered                  each class is to be registered


7 3/4% Senior Notes due 2007, Series B         New York Stock Exchange, Inc.



If this form relates to the registration of a class  of securities pursuant to
Section  12(b)  of  the  Exchange  Act  and is effective pursuant  to  General
Instruction A.(c), check the following box.   X

If this form relates to the registration  of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement  file number to which this form relates:
333-46317

Securities to be registered pursuant to Section 12(g) of the Act:


                                   None




                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered

     A description of the Registrant's 7 3/4 % Senior Notes due 2007, Series B, to be registered hereby is contained in the section captioned "Description of the Notes" set forth in the prospectus filed as part of the Registrant's Registration
Statement on Form S-4 (Registration No. 333-46317), filed with the Securities and Exchange Commission on February 13, 1998 and declared effective on February 23, 1998, and such description is incorporated herein by reference.

Item 2.   Exhibits


     1.   Registrant's   Registration   Statement   on  Form  S-4
          (Registration No. 333-46317), filed with the Securities and Exchange Commission on February 13, 1998 and incorporated herein by reference.

     2. Restated Certificate of Incorporation, as amended, of the Registrant, incorporated herein by reference to
          Exhibit 3(a) to the Registrant's Form 10-Q for the quarterly period ended June 30, 1996.

     3. By-laws of the Registrant, incorporated herein by reference to Exhibit 3(b) to the Registrant's Form 10-Q for the quarterly period ended June 30, 1996.

     4. Indenture dated as of January 22, 1998 between International Shipholding Corporation and The Bank of New York, as Trustee, filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated January 22, 1998 and incorporated herein by reference.

     5. Form of 7 3/4 % Senior Note due 2007, Series B, included in Exhibit 4 and incorporated herein by reference.

     6. Registration Rights Agreement dated as of January 22, 1998 by and among International Shipholding Corporation and Citicorp Securities, Inc., Citibank Canada Securities Limited and Citibank International plc, filed as exhibit 10.1 to the Registrant's Current Report on Form 8-K dated January 22, 1998 and incorporated herein by reference



                                  SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                            INTERNATIONAL SHIPHOLDING CORPORATION




                            By:    /s/ Gary L. Ferguson
                                     Gary L. Ferguson
                                    Vice President and
                                  Chief Financial Officer



Date:   July 22, 1998.




                                EXHIBIT INDEX

                                                            SEQUENTIALLY
EXHIBIT                                                       NUMBERED
NUMBER                     DESCRIPTION                          PAGE

    1.   Registrant's  Registration  Statement on Form S-4
         (Registration No. 333-46317), filed with the Securities and Exchange Commission on February 13, 1998 and incorporated herein by reference.

    2. Restated Certificate of Incorporation, as amended, of the Registrant, incorporated herein by reference to
         Exhibit 3(a) to the Registrant's Form 10-Q for the quarterly period ended June 30, 1996.

    3.   By-laws   of   the  Registrant,  incorporated herein by
         reference to Exhibit 3(b) to the Registrant's Form 10-Q for the quarterly period ended June 30, 1996.

   4.   Indenture dated as of January 22, 1998 between
        International Shipholding Corporation and The Bank of New York, as Trustee, filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated January 22, 1998 and incorporated herein by reference.

   5. Form of 7 3/4 % Senior Note due 2007, Series B, included in Exhibit 4 and incorporated herein by reference.

   6. Registration Rights Agreement dated as of January 22, 1998 by and among International Shipholding Corporation and Citicorp Securities, Inc., Citibank Canada Securities Limited and Citibank International plc, filed as exhibit 10.1 to the Registrant's Current Report on Form 8-K dated January 22, 1998 and incorporated herein by reference.